UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  April 3, 2013

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

(Address of principal executive offices, including zip code)

(303) 928-8599

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

On March 4, 2010, General Moly, Inc. (the “Company”) and Hanlong (USA) Mining Investment, Inc. (“Hanlong”), an affiliate of Sichuan Hanlong Group, a large privately held Chinese company, entered into a Bridge Loan Agreement (the “Loan Agreement”), and certain other agreements as previously disclosed in the Company’s filings with the Securities and Exchange Commission.  The Loan Agreement was subsequently amended by Amendment No. 1 dated July 30, 2010, Amendment No. 2 dated July 7, 2011, and Amendment No. 3 and Notice dated June 14, 2012.  The Company and Hanlong also executed an Option Agreement with respect to Bridge Loan Agreement dated January 9, 2012.

On April 3, 2013, the Company announced that it and Hanlong have executed Amendment No. 4 to the Loan Agreement, dated April 3, 2013 (the “Amendment”).  The Amendment extends the maturity of the first tranche under the Loan Agreement from April 30, 2013 to November 16, 2013 and provides that the second tranche is no longer available to be borrowed effective March 31, 2013.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 28, 2010, the Company borrowed the $10 million first tranche pursuant to the Loan Agreement.  The maturity date of the first tranche has been extended as described under Item 1.01 above, which description is hereby incorporated by reference into this Item 2.03.

Item 8.01                   Other Events

On April 3, 2013, the Company issued a press release announcing its entry into the Amendment, and providing an update on the status of the Chinese bank financing.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Amendment No. 4 to Bridge Loan Agreement dated April 3, 2013, by and between General Moly, Inc. and Hanlong (USA) Mining Investment, Inc.
99.1	Press Release of General Moly, Inc. dated April 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: April 4, 2013	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer